UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2006

Senomyx, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50791	33-0843840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11099 North Torrey Pines Road		92037
La Jolla, California		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Effective July 7, 2006, the Compensation Committee of our Board of Directors approved additional cash compensation for Jay M. Short, Ph.D., a member of our Board of Directors, for his additional services as a director in the capacity of the Board’s liaison to our Scientific Advisory Board. In connection with these increased services as a director, Dr. Short will receive $5,000 per day for each meeting of the Scientific Advisory Board he attends as the Board’s liaison, not to exceed $60,000 for these liaison services in any 12 month period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/s/ John Poyhonen
John Poyhonen Senior Vice President, Chief Financial and Business Officer
Date: July 13, 2006